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                                                                   EXHIBIT 10.34

                                CREDIT AGREEMENT

                          dated as of February 13, 2004

                                      among

                             EXPRESS SCRIPTS, INC.,
                             a Delaware corporation,
                                  as Borrower,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                           CREDIT SUISSE FIRST BOSTON
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
             as Joint Lead Arrangers and Joint Bookrunning Managers,

                           CREDIT SUISSE FIRST BOSTON,
                           as Administrative Agent and
                                Collateral Agent,

                         CITIGROUP GLOBAL MARKETS INC.,
                              as Syndication Agent,

                                       and

                                BANK OF AMERICA,
                                 BANK ONE, N.A.
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

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                                TABLE OF CONTENTS

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                                                   SECTION 1.

                                                  DEFINITIONS

1.1.    Certain Defined Terms................................................................................    2
1.2.    Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement;
          Pro Forma Basis for Financial Covenant Calculations................................................   26
1.3.    Other Definitional Provisions and Rules of Construction..............................................   26

                                                   SECTION 2.

                                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1.    Commitments; Making of Loans; the Register; Notes....................................................   27
2.2.    Interest on the Loans................................................................................   34
2.3.    Fees.................................................................................................   39
2.4.    Repayments, Prepayments and Reductions in Revolving Loan Commitments; General
          Provisions Regarding Payments .....................................................................   40
2.5.    Use of Proceeds......................................................................................   46
2.6.    Special Provisions Governing Eurodollar Rate Loans...................................................   47
2.7.    Increased Costs; Taxes; Capital Adequacy.............................................................   50
2.8.    Obligation of Lenders and Issuing Lenders to Mitigate; Replacement...................................   54

                                                   SECTION 3.

                                               LETTERS OF CREDIT

3.1.    Issuance of Letters of Credit and Lenders' Purchase of Participations Therein........................   56
3.2.    Letter of Credit Fees................................................................................   58
3.3.    Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................................   59
3.4.    Obligations Absolute.................................................................................   61
3.5.    Indemnification; Nature of Issuing Lenders' Duties...................................................   63
3.6.    Increased Costs and Taxes Relating to Letters of Credit..............................................   64

                                                   SECTION 4.

                                   CONDITIONS TO LOANS AND LETTERS OF CREDIT

4.1.    Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans............................   65
4.2.    Conditions to All Loans..............................................................................   68
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4.3.    Conditions to Letters of Credit......................................................................   69

                                                   SECTION 5.

                                    COMPANY'S REPRESENTATIONS AND WARRANTIES

5.1.    Organization, Powers, Qualification, Good Standing, Business and Subsidiaries........................   70
5.2.    Authorization of Borrowing, Etc......................................................................   70
5.3.    Financial Condition..................................................................................   71
5.4.    No Material Adverse Change...........................................................................   72
5.5.    Title to Properties; Liens...........................................................................   72
5.6.    Litigation; Adverse Facts............................................................................   72
5.7.    Payment of Taxes.....................................................................................   73
5.8.    Performance of Agreements............................................................................   73
5.9.    Governmental Regulation..............................................................................   73
5.10.   Securities Activities................................................................................   73
5.11.   Employee Benefit Plans...............................................................................   73
5.12.   Environmental Protection.............................................................................   74
5.13.   Employee Matters.....................................................................................   74
5.14.   Solvency.............................................................................................   74
5.15.   Matters Relating to Collateral.......................................................................   74
5.16.   Disclosure...........................................................................................   75

                                                   SECTION 6.

                                        COMPANY'S AFFIRMATIVE COVENANTS

6.1.    Financial Statements and Other Reports...............................................................   76
6.2.    Existence, Etc.......................................................................................   79
6.3.    Payment of Taxes and Claims; Tax Consolidation.......................................................   79
6.4.    Maintenance of Properties; Insurance.................................................................   80
6.5.    Inspection Rights....................................................................................   80
6.6.    Compliance With Laws, Etc............................................................................   81
6.7.    Environmental Claims and Violations of Environmental Laws............................................   81
6.8.    Execution of Subsidiary Guaranty and Subsidiary Pledge Agreement by Certain
          Subsidiaries and Future Subsidiaries...............................................................   81
6.9.    Release of Collateral................................................................................   82

                                                   SECTION 7.

                                          COMPANY'S NEGATIVE COVENANTS

7.1.    Indebtedness.........................................................................................   82
7.2.    Prohibition on Liens.................................................................................   83
7.3.    Restricted Junior Payments...........................................................................   84
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7.4.    Financial Covenants..................................................................................   84
7.5.    Restriction on Fundamental Changes; Asset Sales and Acquisitions.....................................   84
7.6.    Fiscal Year..........................................................................................   85
7.7.    Sales and Leasebacks.................................................................................   85
7.8.    Sale or Discount of Receivables......................................................................   86
7.9.    Transactions With Shareholders and Affiliates........................................................   86
7.10.   Conduct of Business..................................................................................   86

                                                   SECTION 8.

                                               EVENTS OF DEFAULT

8.1.    Failure to Make Payments When Due....................................................................   87
8.2.    Default in Other Agreements..........................................................................   87
8.3.    Breach of Certain Covenants..........................................................................   87
8.4.    Breach of Warranty...................................................................................   87
8.5.    Other Defaults Under Loan Documents..................................................................   88
8.6.    Involuntary Bankruptcy; Appointment of Receiver, Etc.................................................   88
8.7.    Voluntary Bankruptcy; Appointment of Receiver, Etc...................................................   88
8.8.    Judgments and Attachments............................................................................   89
8.9.    Dissolution..........................................................................................   89
8.10.   Employee Benefit Plans...............................................................................   89
8.11.   Change in Control....................................................................................   89
8.12.   Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations...................   90

                                                   SECTION 9.

                                                     AGENTS

9.1.    Appointment..........................................................................................   91
9.2.    Powers and Duties; General Immunity..................................................................   92
9.3.    Representations and Warranties; No Responsibility for Appraisal of Creditworthiness..................   94
9.4.    Right to Indemnity...................................................................................   94
9.5.    Successor Agent and Swing Line Lender................................................................   94
9.6.    Pledge Agreements and Guaranties.....................................................................   95

                                                  SECTION 10.

                                                 MISCELLANEOUS

10.1.   Assignments and Participations in Loans and Letters of Credit........................................   96
10.2.   Expenses.............................................................................................  100
10.3.   Indemnity............................................................................................  100
10.4.   Set-Off..............................................................................................  101
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10.5.   Ratable Sharing......................................................................................  102
10.6.   Amendments and Waivers...............................................................................  102
10.7.   Independence of Covenants............................................................................  104
10.8.   Notices..............................................................................................  105
10.9.   Survival of Representations, Warranties and Agreements...............................................  105
10.10.  Failure or Indulgence Not Waiver; Remedies Cumulative................................................  105
10.11.  Marshalling; Payments Set Aside......................................................................  105
10.12.  Severability.........................................................................................  106
10.13.  Obligations Several; Independent Nature of Lenders' Rights...........................................  106
10.14.  Headings.............................................................................................  106
10.15.  Applicable Law.......................................................................................  106
10.16.  Successors and Assigns...............................................................................  107
10.17.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.......................................................  107
10.18.  WAIVER OF JURY TRIAL.................................................................................  108
10.19.  Confidentiality......................................................................................  108
10.20.  Counterparts; Effectiveness..........................................................................  109
SIGNATURES                                                                                                     S-1
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Schedule 2.1        Term Loan and Revolving Commitments
Schedule 3.1B(i)    Existing Letters of Credit
Schedule 5.1        Subsidiaries
Schedule 5.6        Litigation
Schedule 7.2        Liens

Exhibit I           Form of Notice of Borrowing
Exhibit II          Form of Notice of Continuation/Conversion
Exhibit III         Form of Request to Issue Letter of Credit
Exhibit IV-A        Form of Tranche A Term Note
Exhibit IV-B        Form of Tranche B Term Note
Exhibit V           Form of Revolving Note
Exhibit VI          Form of Swing Line Note
Exhibit VII         Form of Compliance Certificate
Exhibit VIII-A      Form of Opinion of Thomas Boudreau, Esq., General Counsel
                      of the Company
Exhibit VIII-B      Form of Opinion of Simpson Thacher & Bartlett LLP, special
                      New York counsel for Loan Parties
Exhibit VIII-C      Form of Opinion of Drinker Biddle & Shanley LLP, special
                      New Jersey and Pennsylvania counsel for Loan Parties
Exhibit IX          Form of Opinion of Cahill Gordon & Reindel LLP, counsel to
                      Administrative Agent
Exhibit X           Form of Assignment Agreement
Exhibit XI          Form of Certificate Re Non-Bank Status
Exhibit XII         Form of Company Pledge Agreement
Exhibit XIII        Form of Subsidiary Guaranty
Exhibit XIV         Form of Subsidiary Pledge Agreement

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

                              EXPRESS SCRIPTS, INC.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of February 13, 2004 and entered into by and among EXPRESS SCRIPTS, INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands Branch ("CSFB"), and CITIGROUP GLOBAL MARKETS INC., acting through its New York branch ("CGMI"), as joint lead arrangers and joint bookrunning managers (in such capacity, the "Joint Lead Arrangers"), CSFB, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent"), CGMI, as Syndication Agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, BANK ONE, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the "Co-Documentation Agents").

                                 R E C I T A L S

                  WHEREAS, Company desires that Lenders extend credit in the form of (a) Tranche A Term Loans on the Closing Date in an aggregate principal amount of $200,000,000, (b) Tranche B Term Loans on the Closing Date in an aggregate principal amount of $200,000,000 and (c) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $400,000,000;

                  WHEREAS, the proceeds of the Term Loans and Revolving Loans made on the Closing Date are to be used (i) to permanently repay in full (the "Refinancing") all amounts outstanding under Company's existing Credit Agreement dated as of April 1, 1999 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"); (ii) to pay fees and expenses related to the Refinancing; and (iii) for working capital and general corporate purposes;

                  WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to the Agents, on behalf of Lenders, a pledge of all of the capital stock of each of its Domestic Subsidiaries (as defined below), excluding the Exempt Subsidiaries (as defined below), and 65% of the stock of its foreign Subsidiaries; and

                  WHEREAS, all of the Domestic Subsidiaries of Company, excluding the Exempt Subsidiaries, have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to the Agents, on behalf of Lenders, a pledge of all of the capital stock of each of their Domestic Subsidiaries and 65% of the stock of all foreign Subsidiaries, in each case, excluding the Exempt Subsidiaries.

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                                      -2-

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:

                                   SECTION 1.

                                   DEFINITIONS

                  1.1.     Certain Defined Terms

                  The following terms used in this Agreement shall have the following meanings:

                  "Account" means any account (as that term is defined in Section 9-102(a)(2) of the UCC) arising from the sale or lease of goods or rendering of services.

                  "Adjusted Eurodollar Rate" means, with respect to any Eurodollar Rate Loans for any Interest Period, an interest rate per annum equal to the product of (a) the Eurodollar Rate in effect for such Interest Period and
(b) Statutory Reserves.

                  "Administrative Agent" has the meaning assigned to that term in the preamble to this Agreement.

                  "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agents" means, collectively, the Administrative Agent, the Syndication Agent, the Collateral Agent, the Joint Lead Arrangers and also any successor Agents appointed pursuant to subsection 9.5A.

                  "Agreement" means this Credit Agreement dated as of February 13, 2004, as it may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "Alternate Base Rate Loans" means Loans bearing interest at rates determined by reference to the Alternate Base Rate as provided in subsection 2.2A.

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                                      -3-

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly Owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) NPA Real Estate sold in one or more transactions the aggregate amount of the proceeds of which is equal to or less than $33.0 million and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less); provided, that, with respect to any sale that would be otherwise deemed an Asset Sale pursuant to the foregoing, if Company shall deliver an Officers' Certificate to Administrative Agent at or prior to receipt of proceeds of such sale setting forth Company's intent to use such proceeds to replace Plant Assets that are the subject of such sale with other Plant Assets necessary or desirable for the conduct of its business, or to exchange Plant Assets for other Plant Assets used in the conduct of its business, or to purchase 100% of the stock of a company engaged in the same or a similar business within 365 days of such receipt and no Event of Default or Potential Event of Default shall have occurred and shall be continuing at such time, such sale shall not be deemed to constitute an Asset Sale, except to the extent such Plant Assets or proceeds thereof are not so used within such 365-day period, after which time such sale, to such extent, shall be deemed an Asset Sale.

                  "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and Class made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or the State of Missouri, or is a day on

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                                      -4-

which banking institutions located in either such jurisdiction are authorized or required by law or other governmental action to close.

                  "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Certificate Re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CGMI" has the meaning assignment to such term in the preamble to this Agreement.

                  "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Swing Line Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

                  "Closing Date" means the date on which the initial Loans are made.

                  "Co-Documentation Agents" has the meaning assigned to that term in the preamble to this Agreement.

                  "Collateral" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

                  "Collateral Agent" shall have the meaning assigned to such term in the preamble of this Agreement.

                  "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "Company" has the meaning assigned to that term in the preamble to this Agreement.

                  "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company and the Agents on the Closing Date, substantially in the form of Exhibit XII annexed hereto, as such Company Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

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                                      -5-

                  "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense and (vi) other non-cash items incurred in the ordinary course of business reducing Consolidated Net Income not in excess of 10% of Consolidated Net Worth, less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP, subject to subsection 1.2B.

                  "Consolidated Interest Expense" means for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Company and its Subsidiaries, and in any event including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under Interest Rate Agreements plus in the event of the consummation of a Qualified Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Qualified Receivables Transaction, but excluding, however, any amounts referred to in subsection 2.3 actually paid to Administrative Agent and Lenders on or before the date of determination. For the purposes of determining Consolidated Interest Expense for the purpose of determining compliance with the financial covenant in subsection 7.4A, Consolidated Interest Expense shall exclude (i) any premium above par paid by Company on the 9 5/8% Notes, (ii) write-off of unamortized debt discount relating thereto and (iii) write-off of issuance costs relating to the Existing Credit Agreement.

                  "Consolidated Leverage Ratio" means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated EBITDA for the four-Fiscal Quarter period ending as of such day, subject to subsection 1.2B.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) cash charges in connection with the Prior Acquisitions for any period that includes Fiscal Quarters ending on

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                                      -6-

or prior to December 31, 2003 of up to $6.1 million and (vi) integration expenses in connection with the CuraScript Acquisition period that includes Fiscal Quarters ending on or prior to December 31, 2004 of up to an aggregate of $5.0 million.

                  "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, to the extent included therein, the face amount of any Letters of Credit issued under this Agreement except to the extent of any unreimbursed drawings thereunder.

                  "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "Contractual Obligation", as applied to any Person, means any Security issued by that Person or any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CSFB" has the meaning assigned to such term in the preamble to this Agreement.

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                                      -7-

                  "CuraScript" means, collectively, CuraScript Pharmacy, Inc., a Delaware corporation, and CuraScript PBM Services, Inc., a Delaware corporation.

                  "CuraScript Acquisition" means, collectively, the acquisition by Company of all the equity interests of CuraScript, pursuant to the CuraScript Acquisition Agreement.

                  "CuraScript Acquisition Agreement" means the Stock Purchase Agreement dated December 19, 2003 between Company and CPS Holdings, LLC, as amended, supplemented or modified from time to time in accordance with the terms hereof.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "Dollars" and the sign "$" mean the lawful money of the United States.

                  "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

                  "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, funds and lease financing companies; and (B) any Lender and any Affiliate or Approved Fund of any Lender or an SPV; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company or any of its Subsidiaries or for which Company or any of its Subsidiaries could have any liability by reason of its relationship with an ERISA Affiliate.

                  "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), in each case in writing, by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health or safety, as relating to the environment, natural resources or the environment.

                  "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other binding requirements of governmental authorities relating to (i) environmental matters, (ii) any activity, event or occurrence involving Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or, as relating to the environment, the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Oil Pollution Act (33 U.S.C.
Section 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan that results in liability to any of them therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it definitively intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) receipt from the Internal Revenue Service of a final determination or definitive notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (ix) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan, provided that such imposition is not otherwise a "reportable event."

                  "Eurodollar Business Day" means any day (i) excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law, or other governmental action to close and (ii) on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

                  "Eurodollar Rate" shall mean, with respect to any Borrowing of Eurodollar Rate Loans for any Interest Period, the rate per annum determined by Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by Administrative Agent equal to the average of rates per annum at which deposits in Dollars are offered for such Interest Period to the Administrative Agent by three leading banks in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date which is two Eurodollar Business Days prior to the beginning of such Interest Period.

                  "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "Eurodollar Rate Margin" has the meaning specified in subsection 2.2A.

                  "Event of Default" means each of the events set forth in
Section 8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Exempt Subsidiaries" means, collectively, (i) Great Plains Reinsurance Company, ValueRx of Michigan, Inc., Diversified NY IPA, Inc., Diversified Pharmaceutical Services (Puerto Rico) Inc., NPA of New York IPA, Inc., Intercare Pharmacies Ltd., and each direct and indirect Canadian unlimited liability company or partnership of Company and (ii) any Subsidiary of the Company designated by the Company as a "Exempt Subsidiary" in writing to the Administrative Agent from time to time; provided, that the Company may not designate any Subsidiary as an Exempt Subsidiary if, at the time of such proposed designation and both before and immediately after giving effect thereto, the total assets of the Exempt Subsidiaries is equal to or greater than 10% of the Company's consolidated total assets on such date.

                  "Existing Credit Agreement" has the meaning assigned to that term in the recitals to this Agreement.

                  "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Pledge Agreement, that, other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2, (i) such Lien has priority over any other Lien on such Collateral or (ii) such Lien is the only Lien to which such Collateral is subject.

                  "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

                  "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

                  "Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at Eleven Madison Avenue, New York, New York 10010 or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

                  "Funding Date" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination, provided that, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until the earliest of (i) the withdrawal of such notice or (ii) the amendment of such provision in accordance herewith.

                  "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "Granting Lender" has the meaning given such term in subsection 10.1E.

                  "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any friable asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to Environmental Laws.

                  "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "Holdings" has the meaning given such term in subsection 7.5.

                  "Holdings Guarantee" has the meaning given such term in subsection 7.5.

                  "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "Indemnity" has the meaning assigned to that term in subsection 10.3.

                  "Initial Period" means the period commencing on and including the Closing Date and ending on the earlier of (i) the date on which the Lead Arranger notifies Company that the Agents have concluded their primary syndication of the Loans and the Commitments, and (ii) ninety (90) days after the Closing Date.

                  "Interest Payment Date" means (i) with respect to any Alternate Base Rate Loan, each January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2004, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "Interest Period" has the meaning assigned to that term in subsection 2.2B.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "Interest Rate Determination Date" means, with respect to any Interest Period, the second Eurodollar Business Day prior to the first day of such Interest Period.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that immediately prior to such purchase or acquisition was a Subsidiary of Company and so long as such Person remains a Subsidiary of Company), (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than a Subsidiary of Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iii) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Investment Grade" means that Company (i) has a senior implied rating from S&P of any of the rating categories from and including AAA to and including BBB- (with a stable or positive outlook) and (ii) has a corporate credit rating from Moody's of any of the rating categories from and including Aaa1 to and including Baa3 (with a stable or positive outlook).

                  "Issuing Lender" means, with respect to any Letter of Credit, subject to subsection 3.1, any Lender having a Revolving Loan Commitment selected by Company and reasonably acceptable to Administrative Agent, which other Lender has agreed in its sole discretion to act as issuer of the applicable Letter of Credit; with respect to any Letter of Credit, the term "Issuing Lender" shall mean the Issuing Lender with respect to such Letter of Credit.

                  "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "Letter of Credit" or "Letters of Credit" means any Letter of Credit issued or to be issued by an Issuing Lender for the account of Company pursuant to subsection 3.1.

                  "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including, without duplication, any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

                  "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranties, the Holdings Guarantee, if applicable, any hedge agreements, Interest Rate Agreements and Currency Agreements to which a Lender is a counterparty and the Pledge Agreements.

                  "Loan Party" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

                  "Majority Facility Lenders" means (i) with respect to the Term Loans, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders and (ii) with respect to the Revolving Loans, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders.

                  "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, assets, financial position, operations, or results of operations of Company and its Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "New York Life" means NYLIFE HealthCare Management, Inc., an indirect subsidiary of New York Life Insurance Co., a mutual life insurance company organized and existing under the laws of the State of New York.

                  "9 5/8% Notes" means Company's 9 5/8% Senior Notes due June 15, 2009.

                  "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                  "Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "Notice of Request to Issue Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to the Issuing Lender and Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "NPA" means National Prescription Administrators, Inc., a New Jersey corporation and certain affiliated companies thereof.

                  "NPA Acquisition" means, collectively, the acquisition by Company of all of the equity interests of NPA and the acquisition of assets used in the business of NPA from certain other affiliates of NPA, pursuant to the NPA Acquisition Agreement.

                  "NPA Acquisition Agreement" means the Stock and Asset Purchase Agreement dated February 5, 2002 among Company and certain affiliates of NPA, as amended, supplemented or modified from time to time in accordance with the terms thereof and hereof.

                  "NPA Real Estate" means NPA's mail pharmacy facility located in Harrisburg, Pennsylvania.

                  "Obligations" means all obligations, including obligations under hedge agreements, Interest Rate Agreements and Currency Agreements of every nature of each Loan Party from time to time owed to the Agents, Lenders or any of them under the Loan Documents, whether for principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Company, whether or not a claim for post-filing or post-petition is allowed in such proceedings), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder and all obligations incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

                  "Officers' Certificate" means, as applied to any Loan Party, a certificate executed on behalf of such Loan Party by two of the following: its chairman of the board (if an officer), chief executive officer, president, one of its vice presidents, chief financial officer, treasurer, assistant treasurer, controller or chief accounting officer.

                  "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

                  (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary;

                  (xiii) Liens securing Hedge Agreements to the extent such Liens are limited to the property that is the subject of the Hedge Agreements;

                  (xiv) Liens imposed by Environmental Laws to the extent not in violation of any of the representations, warranties or covenants in respect of Environmental Laws made by Company in this Agreement; and

                  (xv) Liens on Receivables Assets created pursuant to Permitted Receivables Transactions.

                  "Permitted Receivables Transaction" means one or more Qualified Receivables Transactions that in the aggregate at any one time transfer rights to receive proceeds of Receivables Assets not in excess of $300,000,000.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "Phoenix Acquisition" means the acquisition by Company of the assets of the Phoenix Marketing Group subsidiary of Access Worldwide Communications, Inc., for $33.0 million in cash, plus the assumption by Company of certain indebtedness totaling approximately $2.0 million.

                  "Plant Assets" means assets that would be included in "property, plant and equipment" reflected in the consolidated balance sheet of Company and its Subsidiaries.

                  "Pledge Agreements" means the Company Pledge Agreement, the Subsidiary Pledge Agreements and, if applicable, the pledge agreement executed and delivered by Holdings pursuant to subsection 7.5.

                  "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "Prime Rate" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Prior Acquisition" means, collectively, the Phoenix Acquisition and the NPA Acquisition.

                  "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to any Term Loan Commitment or any Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, in each case, with respect to the applicable Tranche, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein pur-chased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and
(iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Company or any Subsidiary thereof pursuant to which Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

                  (a) a Receivables Entity (in the case of a transfer by Company or any of its Subsidiaries); or

                  (b) any other Person (in the case of a transfer by a Receivables Entity),

or pursuant to which Company, any of its Subsidiaries or a Receivables Entity may grant a security interest in, Receivables Assets; provided that:

                  (1) the Board of Directors of Company, its Subsidiary or such Receivables Entity, as the case may be, shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Company, such Subsidiary or such Receivables Entity, as the case may be; and

                  (2) the financing terms, covenants, termination events and other provisions thereof, including any amendments or modifications thereof, shall be market terms (as determined in good faith by the Board of Directors of Company) and reasonably acceptable to the Administrative Agent as evidenced in writing and acknowledged by Company.

                  "Receivables Assets" means any Accounts (whether now existing or arising in the future) of Company or any of its Subsidiaries and any assets related thereto which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Accounts.

                  "Receivables Entity" means a Wholly Owned Subsidiary of Company (or another Person formed for the purpose of engaging in a Qualified Receivables Transaction with Company or any of its Subsidiaries in which Company or any or its Subsidiaries makes an Investment and to which Company or any of its Subsidiaries transfers Accounts and related assets) which engages in no activities other than in connection with the purchase, sale or financing of Accounts of Company or any of its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business.

                  "Refinancing" has the meaning assigned to that term in the recitals to this Agreement.

                  "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iii).

                  "Register" has the meaning assigned to that term in subsection 2.1D.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

                  "Replaced Lender" and "Replacement Lender" have the meanings assigned to those terms in subsection 2.8.

                  "Requisite Lenders" means Lenders having or holding more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders plus (ii) the aggregate Revolving Loan Exposure of all Lenders.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "Revolving Lender" means a Lender having a Revolving Loan Commitment.

                  "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

                  "Revolving Loan Commitment Termination Date" means February 13, 2009.

                  "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's

Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender and without duplication from amounts counted under (a) above, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit without duplication from amounts counted under (a) above plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans without duplication from amounts counted under
(a) above.

                  "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

                  "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of
Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Sale and Leaseback Transaction" shall have the meaning given to such term in subsection 7.7.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Secured Obligations" shall have the meaning given such term in subsection 2.4D(i).

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Solvent" means, with respect to any Person, that as of the date of determination (i) the then fair saleable value of the property of such Person, including without limitation any rights of subrogation and contribution, is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPV" has the meaning given such term in subsection 10.1E.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means Indebtedness of Company subordinated or junior in right of payment to the Obligations pursuant to a written agreement to that effect.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Subsidiary Guarantor" means any Domestic Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8, but in any event excluding the Exempt Subsidiaries.

                  "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing Domestic Subsidiaries of Company on the Closing Date (other than Exempt Subsidiaries) and to be executed and delivered by additional Domestic Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIII annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively.

                  "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

                  "Swing Line Lender" means CSFB or any Person serving as a successor Agent hereunder, in its capacity as Swing Line Lender hereunder.

                  "Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iii).

                  "Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iii).

                  "Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(iii) on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "Syndication Agent" has the meaning assigned to that term in the preamble to this Agreement.

                  "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the Overall Net Income" of a Person shall be construed as a reference to a tax imposed by one of: the jurisdiction in which that Person is organized or in which that Person's principal office (and, in the case of a Lender, its lending office) is located or in which that Person (and, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and, in the case of a Lender, its lending office).

                  "Term Lender" means a Lender having a Term Loan Commitment, or who has made a Term Loan, and any assignee of such Lender pursuant to subsection 10.1.

                  "Term Loan Commitments" shall mean the Tranche A Commitments and the Tranche B Commitments.

                  "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

                  "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

                  "Term Notes" shall mean the Tranche A Term Notes and the Tranche B Term Notes.

                  "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) without duplication of amounts counted under clause (i) or (ii) of this sentence, the Letter of Credit Usage.

                  "Tranche A Commitment" means the commitment of a Lender to make a Tranche A Term Loan as set forth on Schedule 2.1(a), as the same may be
(a) reduced from time to time pursuant to subsection 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to subsection 10.1.

                  "Tranche A Lender" shall mean a Lender with a Tranche A Commitment or with outstanding Tranche A Term Loans.

                  "Tranche A Maturity Date" shall mean February 13, 2009.

                  "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

                  "Tranche A Term Loans" shall mean the term loans made by Lenders to Company pursuant to subsection 2.1(A)(i)(a).

                  "Tranche A Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Closing Date with respect to the Tranche A Term Loans and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Tranche B Commitment" means the commitment of a Lender to make a Tranche B Term Loan as set forth on Schedule 2.1(b), as the same may be
(a) reduced from time to time pursuant to subsection 2.4 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to subsection 10.1.

                  "Tranche B Lender" shall mean a Lender with a Tranche B Commitment or with outstanding Tranche B Term Loans.

                  "Tranche B Maturity Date" shall mean February 13, 2010.

                  "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

                  "Tranche B Term Loans" shall mean the term loans made by the Lenders to Company pursuant to subsection 2.1A(i)(b).

                  "Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Closing Date with respect to the Tranche B Term Loans and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "Type" means, with respect to any Loan, whether such Loan is a Term Loan or a Revolving Loan.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "Wholly Owned Subsidiary" shall mean a Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by Company or one or more Wholly Owned Subsidiaries.

                  1.2. Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement; Pro Forma Basis for Financial Covenant Calculations

                  A. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i) and (ii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)).

                  B. For the purposes of determining the Consolidated Leverage Ratio for the purpose of subsections 2.2A and 2.3A and determining compliance with the financial covenants in subsection 7.4, in each case for any four fiscal quarter period during which any acquisition by Company or one of its Subsidiaries of the capital stock or assets of another Person has occurred (including the CuraScript Acquisition), the Consolidated Leverage Ratio and such other financial covenants shall be calculated on a pro forma basis as if such acquisition had occurred as of the first day of such period.

                  1.3.     Other Definitional Provisions and Rules of
                           Construction

                  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  (i) References to "Sections," "subsections," "Schedules" and "Exhibits" shall be to Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

                  (ii) The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  (iii) Any reference herein to any Person shall be construed to include such Person's successors and permitted assigns.

                                   SECTION 2.

                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

                  2.1.     Commitments; Making of Loans; the Register; Notes

                  A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Term Lender hereby severally agrees to make the Term Loans described in subsection 2.1A(i), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(ii), and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(iii).

                  (i) Term Loans. (a) Each Tranche A Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Commitments, to be used for the purposes identified in subsection 2.5A.
         (b) Each Tranche B Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the Tranche B Commitments, to be used for the purposes identified in subsection 2.5A. The amount of each Term Lender's Tranche A Commitment is set forth opposite its name on Schedule 2.1(a) annexed hereto and the amount of each Term Lender's Tranche B Commitment is set forth opposite its name on Schedule 2.1(b) annexed hereto. Each Lender's Term Loan Commitment shall expire immediately and without further action on February 13, 2004 if the Term Loans are not made on or before that date. Company may make only one borrowing under each of the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1(c) annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $400,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further, that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving

         Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on February 13, 2004 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (iii) Swing Line Loans. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $50,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on February 13, 2004 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 12:00 Noon (New York City time) at least one Business Day prior to the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Alternate Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

                  If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Revolving Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be enti-tled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or
(e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iii) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Eurodollar Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of an Alternate Base Rate Loan); provided that, any such notice delivered with respect to Loans requested to be made on the Closing Date may be delivered at any time prior to 12:00 Noon (New York City time) at least one Business Day in advance of the Closing Date. Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) on the proposed Funding

Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans, that such Loans shall be an Alternate Base Rate Loans, (iv) in the case of Term Loans and Revolving Loans, whether such Loans shall be Alternate Base Rate Loans or Eurodollar Rate Loans; provided, that Tranche A Term Loans and Revolving Loans made on the Closing Date shall be Alternate Base Rate Loans; provided, however, on such a Funding Date Company may request such Loans be converted to Eurodollar Rate Loans in the manner provided in subsection 2.2D; and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Alternate Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

                  Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                  C. Disbursement of Funds. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall no-tify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount within three Business Days after such amount should have been made available, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Alternate Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  D.       The Register.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Tranche A Commitment and Tranche B Commitment, respectively, and the Tranche A Term Loan and the Tranche B Term Loan, respectively, of each Term Lender, the Revolving Loan Commitment and the Revolving Loans from time to time of each Revolving Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loan and the Tranche B Term Loan, respectively, of each Term Lender, the Revolving Loans of each Revolving Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount of the Tranche A Term Loan and the Tranche B Term Loan, respectively, and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby designates CSFB to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent CSFB serves in such capacity, CSFB and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

                  E. Notes. At the request of any Lender, Company shall execute and deliver to that Lender (or to Administrative Agent for that Lender) each of the following, as appropriate: (i) a Tranche A Term Note substantially in the form of Exhibit IV-A annexed hereto to evidence that Lender's Tranche A Term Loan, in the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, and a Tranche B Term Note substantially in the form of Exhibit IV-B annexed hereto to evidence that Lender's Tranche B Term Loan, in the principal amount of that Lender's Tranche B Term Loan and with other appropriate insertions, (ii) a Revolving Note substantially in the form of
Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions, and (iii) a Swing Line Note substantially in the form of
Exhibit VI annexed hereto to evidence that Lender's Swing Line Loans, in the principal amount of the Swing Line Loan Commitment and with other appropriate insertions. In the event a Lender requests such Notes at least 3 Business Days prior to the Closing Date, Company shall execute and deliver the Notes on such date.

                  2.2.     Interest on the Loans

                  A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Alternate Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Alternate Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loans or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loans pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loans or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Tranche A Term Loan, Tranche B Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Alternate Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                  (i) if an Alternate Base Rate Loan, then at the sum of the Alternate Base Rate and the applicable Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii):


                                                               APPLICABLE ALTERNATE BASE RATE MARGIN
                                                                            (PER ANNUM)
                                                       ------------------------------------------------------
                                                        Tranche A Term Loans and Revolving     Tranche B Term
                                                                      Loans                        Loans
                                                       ------------------------------------    --------------
                                                          At any time         At any time
                                                        Company is not     Company is rated
                                                       rated Investment       Investment
            CONSOLIDATED LEVERAGE RATIO                      Grade               Grade          At any time
--------------------------------------------------     ----------------    ----------------    --------------
Greater than or equal to 3.0x                                1.000%              0.750%            0.250%

Greater than or equal to 2.5x but less than 3.0x             0.750%              0.500%            0.250%

Greater than or equal to 1.75x but less than 2.5x            0.500%              0.250%            0.250%

Greater than or equal to 1.25x but less than 1.75x           0.250%                  0%            0.250%

Less than 1.25x                                                  0%                  0%            0.250%

         provided, that until the date on which the Compliance Certificate is delivered pursuant to subsection 6.1(iii) for the Fiscal Quarter ended March 31, 2004, the Base Rate Margin shall be 0.250% for Revolving Loans, Tranche A Term Loans and Tranche B Term Loans.

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate and the applicable Eurodollar Rate Margin set forth in the table below, opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii):

                                                                APPLICABLE EURODOLLAR RATE MARGIN
                                                                           (PER ANNUM)
                                                      ------------------------------------------------------
                                                       Tranche A Term Loans and Revolving     Tranche B Term
                                                                      Loans                        Loans
                                                      ------------------------------------    --------------
                                                         At any time         At any time
                                                       Company is not     Company is rated
                                                      rated Investment       Investment
               CONSOLIDATED LEVERAGE RATIO                  Grade               Grade          At any time
--------------------------------------------------    ----------------    ----------------    --------------
Greater than or equal to 3.0x                              2.250%              2.000%             1.500%

Greater than or equal to 2.5x but less than 3.0x           2.000%              1.750%             1.500%

Greater than or equal to 1.75x but less than 2.5x          1.750%              1.500%             1.500%

Greater than or equal to 1.25x but less than 1.75x         1.500%              1.125%             1.500%

Greater than or equal to 0.75x but less than 1.25x         1.250%              0.750%             1.500%

Less than 0.75x                                            1.000%              0.750%             1.500%

         provided, that until the date on which the Compliance Certificate is delivered pursuant to subsection 6.1(iii) for the Fiscal Quarter ended March 31, 2004, the Eurodollar Rate Margin shall be 1.500% per annum for Revolving Loans, Tranche A Term Loans and Tranche B Term Loans.

                  Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iii), the applicable Base Rate Margin and Eurodollar Rate Margin shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following receipt by Administrative Agent of such Compliance Certificate; provided, that if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iii), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, such applicable Base Rate Margin and Eurodollar Rate Margin shall be the maximum percentage amount until such Compliance Certificate is delivered.

                  Subject to the provisions of subsections 2.2E and 2.7, any Swing Line Loans provided to Company shall bear interest through maturity at the rate then applicable to Revolving Loans pursuant to subsection 2.2A(i).

                  B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a seven day, 14 day, or one, two, three or six month period or, if deposits in the interbank Eurodollar market are available to all Lenders for such period (as determined by each Lender), a nine or twelve month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the Tranche A Maturity Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the Tranche B Maturity Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Term Loans unless the sum of (a) the aggregate principal amount of Term Loans of the type to be repaid that are Alternate Base Rate Loans plus (b) the aggregate principal amount of Term Loans of the type to be repaid that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans of such type on such date;

                  (vii) there shall be no more than 15 Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

                  C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving Loans that are Alternate Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Alternate Base Rate Loans (or, if earlier, at final maturity).

                  D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Alternate Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                  Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to an Alternate Base Rate Loan) and at least three Eurodollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly notify each Lender.

                  Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable and Company shall be bound to effect a conversion or continuation in accordance therewith.

                  E. Default Rate. In the event that the outstanding principal amount of any Loan, any interest or any fees or other amounts due and payable hereunder are not paid when due, such overdue amounts shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum, in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Alternate Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Alternate Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of

Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. Computation of Interest. Interest on the Loans shall be computed on the basis of (i) in the case of Eurodollar Rate Loans a 360-day year or (ii) in the case of Alternate Base Rate Loans, a 365 or 366 day year, unless the interest rate on such Alternate Base Rate Loans is based on the Federal Funds Rate, in which case the calculation will be on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted from a Eurodollar Rate Loan the date of conversion of such Eurodollar Rate Loan to such Alternate Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an Alternate Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  2.3.     Fees

                  A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans) and the Letter of Credit Usage multiplied by the percentage per annum determined by reference to the applicable percentage set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending on the date for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iii), such commitment fees to be calculated on the basis of a 360 day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing on March 31, 2004, and on the Revolving Loan Commitment Termination
Date:

                                                                 Commitment Fee
                                                                   Applicable
                                                                   Percentage
                                                                  (Per Annum)
                                                      ------------------------------------

                                                         At any time         At any time
                                                       Company is not     Company is rated
                                                      rated Investment       Investment
            Consolidated Leverage Ratio                     Grade              Grade
--------------------------------------------------    ----------------    ----------------
Greater than or equal to 3.0x                               0.500%               0.375%

Greater than or equal to 2.5x but less than 3.0x            0.500%               0.375%

Greater than or equal to 1.75x but less than 2.5x           0.375%               0.300%

Greater than or equal to 1.25x but less than 1.75x          0.300%               0.250%

Greater than or equal to 0.75x but less than 1.25x          0.250%               0.200%

Less than 0.75x                                             0.250%               0.200%

provided, that until the date on which the Compliance Certificate is delivered pursuant to subsection 6.1(iii) for the Fiscal Quarter ended March 31, 2004, the commitment fee percentage shall equal 0.300% per annum. Upon delivery of the Compliance Certificate by Company to Administrative Agent pursuant to subsection 6.1(iii), the applicable commitment fee percentage shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following receipt by Administrative Agent of such Compliance Certificate; provided, that if at any time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iii), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, such applicable commitment fee percentage shall be the maximum percentage amount until such Compliance Certificate is delivered.

                  B. Other Fees. Company agrees to pay to an Agent such other fees in the amounts and at the times separately agreed upon between Company and such Agent.

                  2.4. Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments

                  A.       Scheduled Payments of Term Loans.

                  (i) Company shall make principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

                               Scheduled Repayment
                             of Tranche A Term Loans

         Date              Amount Repaid
----------------------     -------------
June 30, 2004              $   5,000,000

September 30, 2004         $   5,000,000

December 31, 2004          $   5,000,000

March 31, 2005             $   5,000,000

June 30, 2005              $   5,000,000

September 30, 2005         $   5,000,000

December 31, 2005          $   5,000,000

March 31, 2006             $   5,000,000

June 30, 2006              $   7,500,000

September 30, 2006         $   7,500,000

December 31, 2006          $   7,500,000

March 31, 2007             $   7,500,000

June 30, 2007              $  10,000,000

September 30, 2007         $  10,000,000

December 31, 2007          $  10,000,000

March 31, 2008             $  10,000,000

June 30, 2008              $  22,500,000

September 30, 2008         $  22,500,000

December 31, 2008          $  22,500,000

February 13, 2009          $  22,500,000

; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary prepayments of the Term Loans in accordance with subsection 2.4B(iii); and provided, further, that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the Tranche A Maturity Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                  (ii) Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

                   Scheduled Repayment of Tranche B Term Loans

         Date              Amount Repaid
----------------------     -------------
June 30, 2004              $     500,000

September 30, 2004         $     500,000

December 31, 2004          $     500,000

March 31, 2005             $     500,000

June 30, 2005              $     500,000

September 30, 2005         $     500,000

December 31, 2005          $     500,000

March 31, 2006             $     500,000

June 30, 2006              $     500,000

September 30, 2006         $     500,000

December 31, 2006          $     500,000

March 31, 2007             $     500,000

June 30, 2007              $     500,000

September 30, 2007         $     500,000

December 31, 2007          $     500,000

March 31, 2008             $     500,000

June 30, 2008              $     500,000

September 30, 2008         $     500,000

December 31, 2008          $     500,000

March 31, 2009             $     500,000

June 30, 2009              $  47,500,000

September 30, 2009         $  47,500,000

December 31, 2009          $  47,500,000

February 13, 2010          $  47,500,000

; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary prepayments of the Term Loans in accordance with subsection 2.4B(iii); and provided, further, that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the Tranche B Maturity Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

                  B. Prepayments and Unscheduled Reductions in Revolving Loan Commitments.

                  (i) Voluntary Prepayments. Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Alternate Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, however, that Company shall pay any amounts payable pursuant to subsection 2.6D in connection with any such prepayment other than at the expiration of an Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than one Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent (which written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice confirmed in writing to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any prepayments of the Revolving Loans and Swing Line Loans made on the effective date thereof; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to

Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

                  (iii) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                  (a) Application of Voluntary Prepayments by Type of Loans and Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment. In the event Company fails to specify the Loans to which prepayment shall be applied, such prepayment shall be applied first, to outstanding Swing Line Loans to the full extent thereof, second to outstanding Revolving Loans to the full extent thereof, and third to outstanding Term Loans pro rata between Tranche A Term Loans and Tranche B Term Loans based upon the aggregate amounts then outstanding to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans and the Tranche B Term Loans set forth in subsections 2.4A(i) and (ii), respectively, as specified by Company.

                  (b) Application of Prepayments to Alternate Base Rate Loans and Eurodollar Rate Loans. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Alternate Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                  C.       General Provisions Regarding Payments.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments

(and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Alternate Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  D. Application of Proceeds of Collateral and Payments Under Subsidiary Guaranty.

                  (i) Application of Proceeds of Collateral. All proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Pledge Agreements may, in the discretion of the Collateral Agent, be held by Collateral Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by the Collateral Agent against, the applicable secured obligations (as defined in such Pledge Agreement, the "Secured Obligations") in the following order of priority:

                  (a) to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral

         Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification under such Pledge Agreement and all advances made by Collateral Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy under such Pledge Agreement, all in accordance with the terms of this Agreement and such Pledge Agreement;

                  (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof;

                  (c) thereafter, to the extent of any excess such proceeds, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

                  (d) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) Application of Payments Under Subsidiary Guaranty. All payments received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                  (a) to the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;

                  (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof;

                  (c) thereafter, to the extent of any excess such payments, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

                  (d) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  2.5.     Use of Proceeds

                  A. Term Loans. The proceeds of the Term Loans and Revolving Loans made on the Closing Date shall be used:

                  (i) to refinance the Indebtedness outstanding under the Existing Credit Agreement;

                  (ii) to pay fees and expenses in connection with the Refinancing; and

                  (iii)    for working capital and general corporate purposes.

                  B. Revolving Loans; Swing Line Loans. Revolving Loans and any Swing Line Loans shall also be used for working capital requirements and general corporate purposes, which may include the making of intercompany loans to any of Company's Wholly Owned Subsidiaries, for making acquisitions and for the refinancing of the 9 5/8% Notes.

                  C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  2.6.     Special Provisions Governing Eurodollar Rate Loans

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

                  B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of

         Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                  C. Illegality of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender,
         (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) an Alternate Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Alternate Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                  D. Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i) or by virtue of the replacement of any Lender pursuant to subsection 2.8B or 10.6B) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                  E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided, that such making, carrying or transferring Eurodollar Rate Loans does not result in any costs or taxes to Company pursuant to subsection 2.7.

                  F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

                  G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

                  2.7.     Increased Costs; Taxes; Capital Adequacy

                  A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the Overall Net Income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender's intention to claim compensation therefor; provided, further, that, if such change giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to

         Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B.       Withholding of Taxes.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the Overall Net Income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-Up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                  (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                  (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                  (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change in any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (in-cluding the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) affecting any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption From Withholding Tax.

                  (a) Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as the case may be (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8IMY (or any successor form), properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by Company required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, as the case may be, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8IMY, as the case may be, properly completed and duly executed by such Lender, together with any other certificates or statements of exemption requested by

Company required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such reduction and of such Lender's intention to claim compensation therefor; provided, further, that, if such change giving rise to such reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  D. Refund and Contest. If Administrative Agent or any Lender receives a refund with respect to Tax deducted, withheld or paid by Company and with respect to which Company has been required to and has paid an additional amount under this subsection 2.7, which in the good faith judgment of such Lender is allocable to such deduction, withholding or payment, it shall promptly pay such refund, together with any other amount paid by Company in connection with such refunded Tax and any interest paid by the relevant governmental authority with respect to such refund, to Company, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that Company agrees to promptly return such refund to Administrative Agent or the applicable Lender, as the case may be, if it receives notice from Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of Administrative Agent and such Lender agrees that it will contest such Tax or liabilities paid by Company if Agent or such Lender determines, in its sole discretion, that it would not be materially disadvantaged or prejudiced as a result of such contest.

                  2.8. Obligation of Lenders and Issuing Lenders to Mitigate; Replacement

                  A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, which may include assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, including assignment, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all reasonable incremental expenses in-curred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

                  B. Replacement. In the event of (a) a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by Requisite Lenders (but requires consent of all Lenders) as provided in subsection 10.6, (b) any Lender becomes an Affected Lender or requests compensation under subsection 2.7A, 2.7C or 3.6, (c) Company is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to subsection 2.7B, or (d) any Lender defaults in its obligation to fund Loans hereunder, then Company may, at its sole expense and effort, replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.8 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements and the acceptance thereof by Administrative Agent pursuant to subsection 10.1B, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Company to require such assignment and delegation cease to apply.

                                   SECTION 3.

                                LETTERS OF CREDIT

                  3.1. Issuance of Letters of Credit and Lenders' Purchase of Participations Therein

                  A. Letters of Credit. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(ii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the date that is 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that such Letters of Credit shall be issued on a sight basis only and Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $100,000,000;

                  (iii) any Letter of Credit denominated in a currency other than Dollars; or

                  (iv) any Letter of Credit having an expiration date later than the earlier of (a) the date that is five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to ex-tend for any such additional period; and provided, further, that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension.

                  B.       Mechanics of Issuance.

                  (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to the proposed Issuing Lender and Administrative Agent a Notice of Request to Issue Letter of Credit in the form of Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days or in each case such shorter period as may be agreed to by the proposed Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Request to Issue Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and
(e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                  Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Request to Issue Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Request to Issue Letter of Credit.

                  The existing Letters of Credit identified on Schedule 3.1B(i) shall be deemed issued under and pursuant to this subsection 3.1B(i) and shall be treated as Letters of Credit for all purposes under this Agreement.

                  (ii) Determination of Issuing Lender. Upon receipt by a proposed Issuing Lender and Administrative Agent of a Notice of Request to Issue Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that the proposed Issuing Lender selected by Company with respect to any Letter of Credit shall have declined to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) Notification to Revolving Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Revolving Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) Reports to Revolving Lenders. Within 5 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to Administrative Agent a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

                  C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

                  3.2.     Letter of Credit Fees

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.125% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans per annum of the daily amount available to be drawn under such Letter of Credit, each such fronting fee and letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of

         March, June, September and December of each year and computed on the basis of a 360 day year for the actual number of days elapsed;

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (a) and (b) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

                  3.3. Drawings and Reimbursement of Amounts Paid Under Letters of Credit

                  A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

                  B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 12:00 Noon (New York City time) on the Business Day following the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Alternate Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

                  C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

                  (i) Payment by Revolving Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Alternate Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) Distribution to Revolving Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving

Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                  D.       Interest on Amounts Paid Under Letters of Credit.

                  (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Alternate Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Alternate Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365 or 366 day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                  3.4.     Obligations Absolute

                  The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolv-ing Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

                  3.5.     Indemnification; Nature of Issuing Lenders' Duties

                  A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company, except for liability arising solely out of the gross negli-gence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

                  3.6.     Increased Costs and Taxes Relating to Letters of
Credit

                  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be required to compensate a Lender pursuant to this subsection for any increased cost or reduction incurred more than 180 days prior to the date that such Lender notifies Company of such change giving rise to such increased cost or reduction and of such Lender's intention to claim compensation therefor; provided further that, if such change giving rise to such increased cost or reduction is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. Such Issuing Lender or Revolving Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                   SECTION 4.

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

                  4.1. Conditions to Term Loans and Initial Revolving Loans and Swing Line Loans

                  The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of each of the following conditions:

                  A. Loan Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Administrative Agent for Lenders (to be followed, promptly after the Closing Date, by sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                           (i) Certified copies of the Certificate or Articles of Incorporation (or equivalent organizational documents) of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

                           (ii)     Copies of the Bylaws (or equivalent
                  organizational documents) of such Person, certified as of the Closing Date by such Person's secretary or an assistant secretary or an equivalent officer;

                           (iii) Resolutions of the Board of Directors or managing member of such Person approving and authorizing the execution, delivery and performance of the

                  Loan Documents to which it is a party, certified as of the Closing Date by the secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                           (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

                           (v) Executed originals of the Loan Documents to which such Person is a party (including, without limitation, Subsidiary Guaranties executed and delivered by the existing Domestic Subsidiaries of Company on the Closing Date (other than Exempt Subsidiaries)).

                  B. No Material Adverse Effect. Since December 31, 2002, no event or events, adverse condition or change in or affecting Company that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect shall have occurred.

                  C. Termination of Existing Credit Agreement and Related Liens. On the Closing Date, Company and its Subsidiaries shall have (or shall direct that the proceeds of the Loans made on the Closing Date be applied to) (i) repaid in full all Indebtedness outstanding under the Existing Credit Agreement; (ii) terminated any commitments to lend or make other extensions of credit thereunder; and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder.

                  D. Other Indebtedness. On the Closing Date, other than Indebtedness outstanding under the 9 5/8% Notes and this Agreement, Company and its Subsidiaries shall have outstanding no Indebtedness, Contingent Obligations or preferred stock in an aggregate amount exceeding $10,000,000.

                  E. Security Interests in Investment Securities. Agents shall have received evidence reasonably satisfactory to them that Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings, if any, that may be necessary or, in the reasonable opinion of Agents, desirable in order to create in favor of Agents, for the benefit of Lenders, a valid and perfected First Priority Lien in the Collateral. Such actions shall include the following:

                           (i) Schedules to Collateral Documents. Delivery to Agents of accurate and complete schedules to the Company Pledge Agreement and the Subsidiary Pledge Agreement.

                           (ii) Stock Certificates. Delivery to Collateral Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements.

                  F. Opinions of Counsel to Loan Parties. Agents shall have received originally executed copies of one or more favorable written opinions of (A) Thomas M. Boudreau, general counsel of Company,
         (B) Simpson Thacher & Bartlett LLP, special New York counsel for Loan Parties, and (C) Drinker Biddle & Shanley LLP, special New Jersey and Pennsylvania counsel for Loan Parties, each in form and substance reasonably satisfactory to Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits VIII-A and VIII-B annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

                  G. Opinions of Agents' Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Cahill Gordon & Reindel LLP, counsel to Agents, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Agents acting on behalf of Lenders may reasonably request.

                  H. Fees and Expenses. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection
         2.3 and the expenses referred to in subsection 10.2 for which invoices have been received prior to the Closing Date.

                  I. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agents an Officers' Certificate, in form and substance reasonably satisfactory to Agents, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agents.

                  J. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

                  K. Certain Approvals. All material governmental and third party approvals necessary in connection with the Refinancing and the financings contemplated thereby shall have been obtained and be in full force and effect and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole, or the Refinancing.

                  L. Financial Information. Company shall have delivered to Agents and the Lenders: financial statements of Company (including notes thereto), consisting of (a) consolidated audited balance sheets for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, (b) consolidated audited statements of operations and cash flows for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 and (c) consolidated unaudited balance sheets as of the end of the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and consolidated unaudited statements of operations and cash flows for each such quarterly period and, in each case for the same quarterly periods during fiscal 2002, prepared in each case in the same manner as the historical audited statements. In addition, the Administrative Agent shall have received financial projections (including the related assumptions) of Company and its subsidiaries for the years 2004 through 2008, in form and substance reasonably satisfactory to the Administrative Agent.

                  M. Know Your Customer and Anti-Money Laundering Rules. The Lenders shall have received, at least five Business Days in advance of the Closing Date, all documentation and other information required by bank regulatory authorities and requested by the Lenders under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the U.S.A. Patriot Act.

                  4.2.     Conditions to All Loans

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief financial officer or the treasurer or controller of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

                  B.       As of that Funding Date:

                           (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically re-late to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and

                           (ii)     No event shall have occurred and be
                  continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default.

                  4.3.     Conditions to Letters of Credit

                  The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Request to Issue Letter of Credit, in each case signed by the chief financial officer or the treasurer or controller of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i).

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                   SECTION 5.

                    COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender (both before and after giving effect to the Refinancing and the transactions in connection therewith), on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

                  5.1. Organization, Powers, Qualification, Good Standing, Business and Subsidiaries

                  A. Organization and Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite corporate or other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                  B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

                  C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.10.

                  D. Subsidiaries. All of the Subsidiaries of Company are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xi). The capital stock or other interests of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) are duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens except liens created by the Loan Documents and liens permitted thereunder and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or other power and authority has not had and is not reasonably expected to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

                  5.2.     Authorization of Borrowing, Etc.

                  A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other equivalent action on the part of each Loan Party that is a party thereto.

                  B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws (or other organizational documents) of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                  C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                  D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  5.3.     Financial Condition

                  Company has heretofore delivered to Lenders, at Lenders' request, (i) the audited financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries for the fiscal year ended December 31, 2002 and (ii) the unaudited financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. Except as disclosed in Company's 10-Q for the quarter ended September 30, 2003, all such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the date thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for the period then ended. Company does not (and will not immediately following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Company and its Subsidiaries taken as a whole.

                  5.4.     No Material Adverse Change

                  Since December 31, 2002, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

                  5.5.     Title to Properties; Liens

                  Company and its Subsidiaries have (i) good title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets necessary or useful for the conduct of their business, in each case except for assets disposed of since the date of the most recent financial statements received by Administrative Agent in the ordinary course of business or as otherwise permitted under subsection 7.5 and except where failure to have such title would not, individually or in the aggregate, have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  5.6.     Litigation; Adverse Facts

                  Except as set forth on Schedule 5.6, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including those involving the licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental
Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  5.7.     Payment of Taxes

                  Except to the extent permitted by subsection 6.3, (i) all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and (ii) all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for taxes that are being contested in good faith by appropriate proceedings for which Company or relevant Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, and in either case, to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Company knows of no proposed material tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

                  5.8.     Performance of Agreements

                  Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

                  5.9.     Governmental Regulation

                  Neither Company nor any of its Subsidiaries is a "holding company" under the Public Utility Holding Company Act of 1935 or an "investment company" under the Investment Company Act of 1940.

                  5.10.    Securities Activities

                  Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  5.11.    Employee Benefit Plans

                  A. Except as would not reasonably be expected to result in a Material Adverse Effect, Company and each of its Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan sponsored by any of them and have performed all their respective obligations under each Employee Benefit Plan sponsored by any of them.

                  B. No ERISA Event that would reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur.

                  C. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which if amortized over ten years, would not reasonably be expected, after considering the financial condition of all relevant ERISA Affiliates who could have liability in respect of such liabilities, to result in a Material Adverse Effect.

                  D. For each Multiemployer Plan as of the most recent valuation date for which an actuarial report has been received, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, would not reasonably be expected to result in a Material Adverse Effect.

                  5.12.    Environmental Protection

                  No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

                  5.13.    Employee Matters

                  There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

                  5.14.    Solvency

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

                  5.15.    Matters Relating to Collateral

                  A. Creation, Perfection and Priority of Liens. The execution and delivery by each Loan Party of each Pledge Agreement to which it is a party, together with (i) the actions taken on or prior to the date hereof pursuant to subsection 4.1E and (ii) the delivery to the Collateral Agent of any Collateral (all of which Collateral has been so delivered) are effective to create in favor of the Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Pledge Agreement in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect.

                  B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens with respect to the Collateral purported to be created in favor of the Collateral Agent pursuant to any of the Pledge Agreements or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Pledge Agreements or created or provided for by applicable law), except for filings or recordings contemplated by subsections 5.15A and except as may be required, in connection with the disposition of any Collateral, by laws generally affecting the offering, sale or disposition of property of the same type as the Collateral.

                  C. Absence of Third-Party Filings. Except such as may have been filed in favor of the Collateral Agent, Company has not filed any UCC financing statement or other instrument similar in effect covering all or any part of the Collateral in any filing or recording office.

                  D. Margin Regulations. The pledge of the Collateral pursuant to the Pledge Agreements does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  E. Information Regarding Collateral. All information supplied to the Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

                  5.16.    Disclosure

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided, that no representation is made as to projections or pro forma financial information except as set forth in the next sentence. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                                   SECTION 6.

                         COMPANY'S AFFIRMATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

                  6.1.     Financial Statements and Other Reports

                  Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

                  (i) Quarterly Financial: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, changes in stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) Year-End Financial: as soon as available and in any event within 90 days after the end of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, changes in stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, with a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) Officers' and Compliance Certificates: together with each delivery of the consolidated financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                  (iv) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements most recently delivered pursuant to subsection 5.3 or this subsection 6.1, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (i) or (ii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of financial statements pursuant to subdivision (i) or
         (ii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.4) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (v) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination;

                  (vi) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission ("SEC") or any governmental or private regulatory authority (other than filings in the ordinary course of business to maintain Company's licenses and permits), and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries; provided that such financial statements, reports, press releases and other documents shall be deemed delivered if delivered electronically to the Administrative Agent;

                  (vii) Events of Default, Etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default or (b) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (viii) Litigation or Other Proceedings: promptly upon any officer of Company obtaining knowledge of (a) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property, license or registration of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (b) any material development in any Proceeding that, in any case:

                           (1) could reasonably be expected to have a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                  (ix) ERISA Events: promptly upon Company becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, has taken, is taking or proposes to take with respect thereto and, when known by Company, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (x)      ERISA Notices: with reasonable promptness, copies of
         (a) all notices received by Company, any of its Subsidiaries or, to the knowledge of Company, any of their respective ERISA Affiliates, from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in a Material Adverse Effect; and (b) such other documents or governmental reports or filings reasonably available to Company or any of its Subsidiaries relating to any Pension Plan as Administrative Agent shall reasonably request;

                  (xi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
         5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
         Schedule 5.1 annexed hereto for all purposes of this Agreement);

                  (xii) Licensing, Registration and Accreditation: with reasonable promptness, information regarding proceedings regarding any licensing, registration or accreditation of Company or a Subsidiary by or with any governmental body or the Joint Commission Accreditation of Healthcare Organizations, if failure to obtain or maintain such license, registration or accreditation could reasonably be expected to have a Material Adverse Effect; and

                  (xiii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender (including, without limitation, all documents and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act).

                  6.2.     Existence, Etc.

                  Except as permitted under subsection 7.5, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business, except where the failure to do so would not have a Material Adverse Effect.

                  6.3.     Payment of Taxes and Claims; Tax Consolidation

                  A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                  B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

                  6.4.     Maintenance of Properties; Insurance

                  A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by companies of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for companies similarly situated in the industry.

                  6.5.     Inspection Rights

                  Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent (on its behalf or on behalf of any Lender), or if an Event of Default has occurred and is continuing, the Lenders, to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

                  6.6.     Compliance With Laws, Etc.

                  Company shall comply and operate in compliance, and shall cause each of its Subsidiaries to comply and to operate in compliance, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including those involving licensing or registration relating to the pharmaceutical and healthcare services provided by Company and its Subsidiaries and Environmental Laws) at all times, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

                  6.7.     Environmental Claims and Violations of Environmental
                           Laws

                  Except as could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect, Company shall promptly take, and shall use best efforts to cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

                  6.8. Execution of Subsidiary Guaranty and Subsidiary Pledge Agreement by Certain Subsidiaries and Future Subsidiaries

                  A. Execution of Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Company after the date hereof (other than an Exempt Subsidiary), Company will promptly notify Agents of that fact and cause such Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement, and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1E) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the property of such Subsidiary described in the Subsidiary Pledge Agreement.

                  B. Subsidiary Charter Documents, Legal Opinions, Etc. Substantially concurrent with the execution and delivery by a Subsidiary of the Loan Documents described under subsection 6.8A, Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation (or similar organizational document), together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws (or similar organiza-tional document), certified by its secretary or an assistant secretary or an equivalent officer as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary or an equivalent officer of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

                  6.9.     Release of Collateral.

                  Any Collateral with respect to which a Lien shall have been granted pursuant to this Agreement or the Pledge Agreements shall be released by Collateral Agent upon both (x) Company's delivery to Administrative Agent of an Officers' Certificate stating that the Indebtedness outstanding under this Agreement has been rated Investment Grade (which Officers' Certificate shall include a copy of the relevant notifications from S&P and Moody's) and (y) the Tranche B Term Loans having been permanently repaid in full.

                                   SECTION 7.

                          COMPANY'S NEGATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

                  7.1.     Indebtedness

                  Company shall not permit its Subsidiaries which are not Subsidiary Guarantors to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness in excess of an aggregate of $100.0 million at any time for all such non-Subsidiary Guarantors, except for Indebtedness up to an aggregate of $300.0 million incurred in connection with a Permitted Receivables Transaction.

                  7.2.     Prohibition on Liens.

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file, or cause or cooperate with any other Person in filing any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii)     Liens granted pursuant to the Pledge Agreements;

                  (iii) Liens described in Schedule 7.2 annexed hereto; provided, that such Liens shall secure only those obligations it secures on the date hereof and extensions, renewals, and replacement thereof that do not increase the outstanding principal amount thereof;

                  (iv) Any Lien existing on any property or asset prior to the acquisition thereof by Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary,
         (B) such Lien shall not apply to any other property or assets of Company or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (v) Liens on fixed or capital assets acquired, constructed or improved by Company or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by subsection 7.1, (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 80% (100% of the Indebtedness if in the form of a Capital Lease) of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of Company or any Subsidiary;

                  (vi) Liens arising in connection with Sale and Leaseback Transactions permitted by subsection 7.7; and

                  (vii) Other Liens securing Indebtedness in an aggregate amount not to exceed $75,000,000 at any time outstanding.

                  7.3.     Restricted Junior Payments

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that, so long as no Event of Default or Potential Event of Default has occurred and is continuing or would result from making such Restricted Junior Payment, Company may cumulatively make Restricted Junior Payments on and after the Closing Date in an aggregate amount of $100,000,000 plus 75% of the Consolidated Net Income for the period commencing on January 1, 2004 and ending on the last day of the most recently ended full Fiscal Quarter prior to any such payment (other than Restricted Junior Payments made pursuant to the following proviso hereto); provided, further, that the restrictions set forth in this subsection 7.3 shall not apply at any time Company either (i) is rated Investment Grade or (ii) has a Consolidated Leverage Ratio of 2.0:1.0 or less (after giving effect to the proposed Restricted Junior Payment and any related incurrence of Indebtedness).

                  7.4.     Financial Covenants

                  A. Minimum Interest Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense at the end of the four Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than 3.5:1.0.

                  B. Maximum Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter to exceed 3.0:1.0.

                  7.5. Restriction on Fundamental Changes; Asset Sales and Acquisitions

                  Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto or would result therefrom and subject to subsection 8.11, (A) Company and any Subsidiary may merge with any other Person, provided that Company or such Subsidiary, as the case may be, is the survivor of such merger or
         (B) if Company or such Subsidiary is not the survivor of such merger, the survivor assumes all the obligations of Company or such Subsidiary, as the case may be, under the Loan Documents to which such Person is a party; provided that it is understood and agreed that notwithstanding the foregoing, but subject to subsection 8.11, Company may consummate a transaction at any time which has the effect of creating a holding company

         ("Holdings") above Company which shall own 100% of the capital stock of Company, so long as (x) the conditions set forth in clause (A) or (B), as applicable, have been satisfied and (y) at the time such transaction is consummated, Holdings shall (i) pledge all the capital stock of Company to the Collateral Agent for the benefit of the Lenders pursuant to a pledge agreement in form and substance similar to Exhibit XII and
         (ii) guarantee the obligations of Company under the Loan Documents pursuant to a guarantee in form and substance reasonably satisfactory to the Administrative Agent (the "Holdings Guarantee");

                  (ii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (iv) Company and its Subsidiaries may make Asset Sales not otherwise permitted by any other clause of this subsection 7.5 if, after giving effect to such Asset Sale, Company is in compliance with subsection 7.4 and the aggregate consideration received from all such sales since the Closing Date (other than proceeds received from Asset Sales permitted under any other clause of this subsection 7.5) does not exceed 25% of the book value of consolidated total assets of Company on the last day of the most recent Fiscal Quarter;

                  (v) Company and its Subsidiaries may make Asset Sales of Receivables Assets to the extent permitted by subsection 7.8;

                  (vi) Company and its Subsidiaries may make Asset Sales of the NPA Real Estate; and

                  (vii) Company may acquire by purchase or otherwise any business, property or assets or any divisions or line of business of any Person if, after giving pro forma effect thereto as if such acquisition had occurred on the first day of the four Fiscal Quarter period most recently ended prior to the date of such acquisition, Company is in compliance with subsection 7.4.

                  7.6.     Fiscal Year

                  Company shall not change its Fiscal Year-end from December 31.

                  7.7.     Sales and Leasebacks

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease (any such transaction, a "Sale and Leaseback Transaction") other than any Sale and Leaseback Transactions the Attributable Debt of which shall not exceed $50.0 million at any time outstanding.

                  7.8.     Sale or Discount of Receivables

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, except (i) a Permitted Receivables Transaction and (ii) in connection with the sale of all or substantially all of any line of business of Company or its Subsidiaries permitted under subsection 7.5.

                  7.9.     Transactions With Shareholders and Affiliates

                  Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries or (iii) transactions with Receivables Entities pursuant to a Permitted Receivables Transaction.

                  7.10.    Conduct of Business

                  From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses or businesses ancillary thereto and (ii) such other lines of business as may be consented to by Requisite Lenders.

                                   SECTION 8.

                                EVENTS OF DEFAULT

                  If any of the following conditions or events ("Events of Default") shall occur:

                  8.1.     Failure to Make Payments When Due

                  Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

                  8.2.     Default in Other Agreements

                  (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $25,000,000 or more or with an aggregate principal amount of $25,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or
(b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

                  8.3.     Breach of Certain Covenants

                  Failure of Company to perform or comply with any term or condition contained in subsections 2.5, 6.1(vii)(a) or 6.2 (with respect to Company's corporate existence) or Section 7 of this Agreement or failure by Holdings to deliver the pledge and Holdings Guarantee if required pursuant to subsection 7.5 ; or

                  8.4.     Breach of Warranty

                  Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

                  8.5.     Other Defaults Under Loan Documents

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

                  8.6.     Involuntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries or Holdings in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not vacated, discharged or stayed within 60 days of the entry thereof; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries or Holdings under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries or Holdings, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries or Holdings for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries or Holdings, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

                  8.7.     Voluntary Bankruptcy; Appointment of Receiver, Etc.

                  (i) Company or any of its Subsidiaries or Holdings shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries or Holdings shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries or Holdings shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) or Holdings shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

                  8.8.     Judgments and Attachments

                  Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $25,000,000 or (ii) in the aggregate at any time an amount in excess of $25,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disputed coverage) shall be entered or filed against Company or any of its Subsidiaries or Holdings or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                  8.9.     Dissolution

                  Any order, judgment or decree shall be entered against Company or any of its Subsidiaries or Holdings decreeing the dissolution or split up of Company or that Subsidiary or Holdings and such order shall remain undischarged or unstayed for a period in excess of 60 days; or

                  8.10.    Employee Benefit Plans

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in a Material Adverse Effect; or

                  8.11.    Change in Control

                  (i) Any Person or any two or more Persons acting in concert (other than New York Life and its Affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Company entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency; provided that the acquisition of shares of Common Stock of Company owned by New York Life and its Affiliates by one or more Persons from time to time shall not be an Event of Default pursuant to this subsection 8.11; or (ii) during any period of up to twenty-for (24) consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Company shall cease for any reason (other than solely as a result of (A) death or disability or (B) voluntary retirement or resignation of any individual in the ordinary course and not for reasons related to an actual or proposed change of control of Company) to constitute a majority of the board of directors of Company; or (iii) the occurrence of a "Change of Control" as defined in the indenture governing the 9 5/8% Notes to the extent such Notes remain outstanding; or

                  8.12. Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of Obligations

                  At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty or, if required pursuant to subsection 7.5, the Holdings Guaranty, for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Pledge Agreement shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Pledge Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than as contemplated by subsection 6.9B or the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

                  Then (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of any Issuing Lender to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iii).

                  Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all

Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agents or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

                                   SECTION 9.

                                     AGENTS

                  9.1.     Appointment

                  A. Appointment of Agent. CSFB is hereby appointed as Joint Lead Arranger, Administrative Agent and Collateral Agent, CGMI is hereby appointed as Joint Lead Arranger and Syndication Agent, and Bank of America, Bank One, N.A. and U.S. Bank National Association, are hereby appointed as Co-Documentation Agents hereunder and under the other Loan Documents, and each Lender hereby authorizes each Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Upon the conclusion of the Initial Period, all obligations of the Joint Lead Arrangers hereunder shall terminate and thereafter the Joint Lead Arrangers (in such capacities) shall have no obligations or liabilities under any of the Loan Documents.

                  B. Appointment of Supplemental Collateral Agents. It is the intent of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

                  In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

                  9.2.     Powers and Duties; General Immunity

                  A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. An Agent shall have only those duties and responsibilities that are expressly specified in this Agreement with respect to such Agent and the other Loan Documents. An Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. An Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. No Responsibility for Certain Matters. An Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, an Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. Exculpatory Provisions. None of Agents or any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) an Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                  D. Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

                  9.3. Representations and Warranties; No Responsibility for Appraisal of Creditworthiness

                  Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agents shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agents shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  9.4.     Right to Indemnity

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  9.5.     Successor Agent and Swing Line Lender

                  A. Successor Agent. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, with, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, the consent of Company (not to be unreasonably withheld or delayed), to appoint a successor to such Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, as the case may be, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                  B. Successor Swing Line Lender. Any resignation of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation of CSFB or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

                  9.6.     Pledge Agreements and Guaranties

                  Each Lender hereby further authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into each Pledge Agreement as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Pledge Agreement and the Subsidiary Guaranty; provided that Collateral Agent shall not (i) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Pledge Agreement or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Pledge Agreement), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Pledge Agreement or to enforce the Subsidiary Guaranty, it being understood and agreed that all rights and remedies under the Pledge Agreements and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of

Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

                                  SECTION 10.

                                 MISCELLANEOUS

                  10.1. Assignments and Participations in Loans and Letters of Credit

                  A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or in any case its rights or obligations with respect thereto or participations therein or any other interest herein or in any other obligations owed to it; provided, further, that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided, further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

                  B.       Assignments.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender or to an Approved Fund, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggre-gate amount of not less than (i) $5,000,000 in the case of Revolving Loans and Revolving Commitments and Tranche A Term Loans and (ii) $1,000,000 in the case of Tranche B Term Loans (or, in each case, such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company, Administrative Agent and, in the case of an assignment of Revolving Loans, each Issuing Lender which then has a Letter of Credit outstanding (which consent of Company, Administrative Agent and Issuing Lender shall not be unreasonably withheld or delayed); provided that assignment to an Affiliate (or an Approved Fund) of the assigning Lender that would result in increased costs to Company shall also require the prior written consent of Company and such prior written consent of Company may not be unreasonably withheld and which may be conditioned on the Eligible Assignee agreeing not to require reimbursement from Company of such increased costs; provided, further, that after an Event of Default occurs and is continuing, the consent of Company shall not be required for assignment to an Eligible Assignee. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other obligations or the portion thereof so assigned. The parties to each such assignment shall (i) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (ii) manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of US$3,500 (except in the event of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund) and, in each case, such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A, Exhibit IV-B or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) promptly provide a copy of the Register to Company on the last Business Day of each quarter and at its request from time to time. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

                  D. Pledges of Obligations. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to secure obligations of such Lender including without limitation any assignment or pledge to a Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. Assignments to Special Purpose Funding Vehicles. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender (a "Granting Lender") may grant to special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Company, the option to provide to Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make Company pursuant to this Agreement; provided, (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.1E(i), any SPV may (i) with notice to, but without the prior written consent of, Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender or to any financial institutions (consented to by Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit liquidity enhancement to such SPV. After the date of a grant to any SPV, this section may not be amended without the written consent of such SPV.

                  F. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignee and participants), subject to subsection 10.19.

                  G. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Loans; and (iii) that it will make or invest in its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

                  10.2.    Expenses

                  Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly after the presentation of invoices
(i) all the actual and reasonable costs and expenses of Agents in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all reasonable costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Pledge Agreement, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, reasonable fees, expenses and disbursements of counsel to Collateral Agent and of counsel providing any opinions that Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) the custody or preservation of any of the Collateral; (vi) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Commitments; and (vii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

                  10.3.    Indemnity

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, trustee, agents and affiliates of Agents and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                  As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                  10.4.    Set-Off

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, provided that said obligations and liabilities shall then be due and payable (whether by acceleration or otherwise).

                  10.5.    Ratable Sharing

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Owing" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Owing to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Owing to the other Lenders so that all such recoveries of Aggregate Amounts Owing shall be shared by all Lenders in proportion to the Aggregate Amounts Owing to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                  10.6.    Amendments and Waivers

                  A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" or the definition of "Majority Facility Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans (but not the date of any scheduled installment of principal); postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable to the Lenders hereunder; increases the maximum duration of Interest Periods permitted hereunder; extends the required expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral; releases all or substantially all Subsidiary Guarantors from their respective obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders; provided, further, that no such amendment, modification, termination, waiver or consent shall increase the Commitments of a Lender over the amount hereof then in effect without the consent of such Lender; provided, further, that if any matter described in this sentence relates only to
(a) all Term Loans, the approval of all Term Lenders shall be sufficient, (b) Tranche A Term Loans or Tranche B Term Loans, as the case may be, the approval of all of the Lenders of the affected Term Loan shall be sufficient and (c) a Revolving Loan or Revolving Loan Commitment, the approval of all Revolving Lenders shall be sufficient. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 with respect to any Revolving Loans or Letters of Credit made or issued after the Closing Date shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Majority Facility Lenders with respect to Revolving Loans, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(iii) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any Letter of Credit and no amendment, modification, termination or waiver of
Section 3 that changes in any manner the rights and obligations of an Issuing Lender with respect to an outstanding Letter of Credit shall be effective without the written concurrence of the Issuing Lender of such Letter of Credit and, with respect to any reduction of the amount or postponement of the due date of any amount payable in respect of any Letter of Credit, the Majority Facility Lenders with respect to the Revolving Loans, (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent, (vi) any amendment, modification, termination or waiver of any provision of this Agreement that adversely affects the rights of Lenders holding Loans of any Class differently than those holding Loans of any other Class shall not be effective without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class,
(vii) any amendment, modification, termination or waiver of any provision of this Agreement that extends the interim amortization of any Class shall not be effective without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the Class whose interim amortization is so extended and (viii) any amendment which (a) adds a new tranche of term loans to this Agreement, (b) increases the Base Rate Margin or the Eurodollar Rate Margin applicable to any Class or (c) shortens the interim amortization of any Class, shall not be effective without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each Class. Each such amendment, modification, waiver or consent shall indicate with respect to each Lender party thereto whether such Lender is executing in the capacity of a Requisite Lender and/or as a member of a Class. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

                  B. Replacement of Lender. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the first proviso contained in the first sentence of subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Administrative Agent shall have the right with the consent of Company, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.8 so long as at the time of such replacement each outstanding Loan of each such Lender being replaced is repaid in full and so long as each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay in full each outstanding Loan of such Lender, provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that Company shall not have the right to terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans pursuant to clause (B) if, immediately after the termination of such Lender's Revolving Loan Commitment, the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; and provided, further, that in any event Administrative Agent shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) to refuse to increase its Commitment over the amount then in effect pursuant to the second proviso contained in the first sentence of subsection 10.6A.

                  10.7.    Independence of Covenants

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                  10.8.    Notices

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and any Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

                  10.9.    Survival of Representations, Warranties and
                           Agreements

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall to the extent set forth therein survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

                  10.10.   Failure or Indulgence Not Waiver; Remedies Cumulative

                  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  10.11.   Marshalling; Payments Set Aside

                  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

                  10.12.   Severability

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  10.13. Obligations Several; Independent Nature of Lenders' Rights

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  10.14.   Headings

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  10.15.   Applicable Law

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  10.16.   Successors and Assigns

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

                  10.17.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS WITH RESPECT TO ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK;

                  (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (v) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (vi) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

                  10.18.   WAIVER OF JURY TRIAL

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  10.19.   Confidentiality

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, if applicable, it being understood and agreed by Company that in any event a Lender may make disclosures to the accountants, auditors, attorneys, and Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant or to any actual or prospective contractual counterparty (or its advisor) to any securitization, hedge or other derivative transaction in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, in each of the foregoing cases, the Person to which disclosure is to be made is informed of the confidential nature of such information and agrees to maintain its confidentiality; provided, further, that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any routine compliance examination or examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries. Any Person required to maintain the confidentiality of information as provided in this subsection shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such person would accord to its own confidential information.

                  10.20.   Counterparts; Effectiveness

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   COMPANY:

                                   EXPRESS SCRIPTS, INC.

                                   By: /s/ George Paz
                                      ----------------------------------
                                      Name:  George Paz
                                      Title: President & Chief Financial Officer

                                   Notice Address:

                                   13900 Riverport Drive
                                   Maryland Heights, Missouri  63043
                                   Attention: Michael Salamone

                                    CREDIT SUISSE FIRST BOSTON,
                                      acting through its Cayman Islands Branch, as Joint Lead Arranger, Administrative and Collateral Agent

                                    By:       /s/ Joseph Adipiatro
                                       -----------------------------------------
                                       Name:  Joseph Adipiatro
                                       Title: Director

                                    By:       /s/ Kingsbury
                                       -----------------------------------------
                                       Name:  Kingsbury
                                       Title: Director

                                    Notice Address:

                                    Eleven Madison Avenue
                                    New York, New York  10010
                                    Attention: Carolyn Tee
                                    Telephone: (212) 325-9936
                                    Facsimile: (212) 325-8304

                                    CITIGROUP GLOBAL MARKETS INC.,
                                     as Joint Lead Arranger and Syndication
                                     Agent

                                    By: /s/ Jeffery Nitz
                                       -----------------------------------------
                                       Name: Jeffery Nitz
                                       Title: Director

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    Notice Address:

                                    390 Greenwich Street
                                    New York, New York  10013

                                                BANK ONE, NA
                                                    as Co-Documentation Agent

                                                By: /s/ L.Richard Schiller
                                                    ----------------------------
                                                    Name: L. Richard Schiller
                                                    Title: Director

                                                Notice Address:

                                                1 Bank One Plaza, IL1-0536
                                                Chicago, IL 60670-0536
                                                Attention: Richard Schiller
                                                Telephone: (312)325-3206
                                                Facsimile: (312)325-3238

                                                LENDERS:

                                                CREDIT SUISSE FIRST BOSTON,
                                                    acting through its Cayman
                                                    Islands Branch, as a Lender

                                                By: /s/ Joseph Adipietro
                                                    ----------------------------
                                                    Name: JOSEPH ADIPIETRO
                                                    Title: DIRECTOR

                                                By: /s/ KINGSBURY
                                                    ----------------------------
                                                    Name: KINGSBURY
                                                    Title: DIRECTOR

                                                Notice Address:

                                                Eleven Madison Avenue
                                                New York, New York 10010
                                                Attention: Carolyn Tee
                                                Telephone: (212) 325-9936
                                                Facsimile: (212) 325-8304

                                                CITICORP NORTH AMERICA, INC.,
                                                    as a Lender

                                                By: /s/ Jeffrey Nitz
                                                    ----------------------------
                                                    Name: JEFFREY NITZ
                                                    Title: VP

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                Notice Address:

                                                390 Greenwich Street
                                                First Floor
                                                New York, New York 10013
                                                Attention: Allen Fisher
                                                Telephone: (212)723-6708
                                                Facsimile: (212)723-8547

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                    as Co-Documentation Agent

                                                By: /s/ Christian E. Stein III
                                                    ----------------------------
                                                    Name: Christian E. Stein III
                                                    Title: Vice President

                                                Notice Address:

                                                One U.S. Bank Plaza
                                                7th & Washington
                                                St. Louis, MO 63101
                                                Attention: Katherine Miller
                                                Telephone: (314)418-8648
                                                Facsimile: (314)418-3571

                                                BANK OF AMERICA, N.A.
                                                    as Co-Documentation Agent

                                                By: /s/ James W. Ford
                                                    ----------------------------
                                                    Name: James W. Ford
                                                    Title: Managing Director

                                                Bank of America, Credit Services
                                                Attn: Lynne Famularcano
                                                1850 Gateway Boulevard
                                                Concord, CA 94520
                                                Ph: 925/675-7659
                                                Fx: 888/969-9230

                                                UNION BANK OF CALIFORNIA, N. A.
                                                    as a Lender (please type)

                                                By: /s/ Mehmet Mumcuoglu
                                                    ----------------------------
                                                    Name: Mehmet Mumcuoglu
                                                    Title: Vice President

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                Notice Address:

                                                445 S. Figueroa St.
                                                16th Floor
                                                Los Angeles, CA 90071

                                                Attention: Mehmet Mumcuoglu
                                                Telephone: (213)236-5273
                                                Facsimile: (213)236-7636

                                               KEYBANK NATIONAL ASSOCIATION,
                                                   as a Lender

                                               By: /s/ Christopher A. Swindell
                                                   -----------------------------
                                                   Name: Christopher A. Swindell
                                                   Title: Portfolio Manager

                                               Notice Address:

                                               1211 SW 5th Avenue
                                               Suite 400
                                               Portland, OR 97204
                                               Attention: Chris Swindell
                                               Telephone: (503) 790-7570
                                               Facsimile: (503) 790-7574

                                                The Bank of Nova Scotia,
                                                    as a Lender

                                                By: /s/ Meredith D. Smith
                                                    ----------------------------
                                                    Name: Meredith D. Smith
                                                    Title: Agent - Operations

                                                Notice Address:

                                                600 Peachtree St. NE
                                                Suite 2700
                                                Atlanta, Georgia 30308

                                                Attention: Robert Gass
                                                Telephone: (404)877-1571
                                                Facsimile: (404) 888-8998

                                             Commerzbank AG, New York and
                                             Grand Cayman Branches, as a Lender

                                             By: /s/ Douglas I. Glickman
                                                 -------------------------------
                                                 Name: Douglas I. Glickman
                                                 Title:Vice President

                                             By: /s/ Isabel S. Zeissig
                                                 -------------------------------
                                                 Name: Isabel S. Zeissig
                                                 Title: Assistant Vice President

                                             Notice Address:

                                             2 World Financial Center, 32nd FL
                                             New York, NY 10281
                                             Attention: Victoria Montero
                                             Telephone: (212)266-7441
                                             Facsimile: (212)266-7591

                                                SUNTRUST BANK,
                                                    as a Lender

                                                By: /s/ William D. Priester
                                                    ----------------------------
                                                    Name: William D. Priester
                                                    Title: Director

                                                Notice Address:

                                                201 Fourth Avenue North
                                                Third Floor
                                                Nashville, TN 37219
                                                Attention: William D. Priester
                                                Telephone: (615)748-5969
                                                Facsimile: (615)748-5259

                                                PNC BANK, NATIONAL ASSOCIATION,
                                                    as a Lender

                                                By: /s/ Bruce A. Kintner
                                                    ----------------------------
                                                    Name: Bruce A. Kintner
                                                    Title: Vice President

                                                Notice Address:

                                                201 East Fifth Street
                                                Third Floor
                                                Cincinnati, OH 45202

                                                Attention: Jeffrey L. Stein
                                                Telephone: (513)651-8692
                                                Facsimile: (513)651-8951

                                              CREDIT LYONNAIS NEW YORK BRANCH,

                                              By: /s/ Charles Heidsieck
                                                  ------------------------------
                                                  Name: Charles Heidsieck
                                                  Title: Senior Vice President

                                              Notice Address: Credit Lyonnais
                                                              (Healthcare Group)
                                                              1301 Avenue of the
                                                               Americas
                                                              New York, NY 10019
                                              Attention:      Douglas Weir
                                              Telephone:      (212)-261-3886
                                              Facsimile:      (212)261-3440

                                                THE BANK OF NEW YORK,
                                                    as a Lender

                                                By: /s/ Patrick Vatel
                                                    ----------------------------
                                                    Name: Patrick Vatel
                                                    Title: Vice President

                                                Notice Address:

                                                One Wall Street
                                                8th Floor
                                                New York, New York 10286
                                                Attention: Patrick Vatel
                                                Telephone: (212) 635-7882
                                                Facsimile: (212)635-1481

                                               BAYERISCHE HYPO- UND VEREINSBANK,
                                                  NEW YORK BRANCH
                                                    as a Lender

                                               By: /s/ Marianne Weinzinger
                                                   -----------------------------
                                                   Name: Marianne Weinzinger
                                                   Title: Director

                                               By: /s/ Hetal Selarka
                                                   -----------------------------
                                                   Name: Hetal Selarka
                                                   Title: Assistant Director

                                               Notice Address:

                                               150 East 42nd Street
                                               31st Floor
                                               New York, NY 10017
                                               Attention: Marianne Weinzinger
                                               Telephone: (212) 672-5352
                                               Fascimile: (212) 672-5530

                                             -----------------------------------
                                             Allied Irish Banks plc

                                             By: /s/ Rima Terradista
                                                 -------------------------------
                                                 Name: Rima Terradista
                                                 Title: Senior Vice President

                                             By: /s/ Aidan Lanigan
                                                 -------------------------------
                                                 Name: AIDAN LANIGAN
                                                 Title: Assistant Vice President

                                             Notice Address:

                                             Attention:

                                          UNITED OVERSEAS BANK LTD.,
                                          NEW YORK AGENCY
                                              as a Lender

                                          By: /s/ Kwong Yew Wong
                                              ----------------------------------
                                              Name: Kwong Yew Wong
                                              Title: Agent & General Manager

                                          By: /s/ Philip Cheong
                                              ----------------------------------
                                              Name: Philip Cheong
                                              Title: VP & Deputy General Manager

                                          Notice Address:

                                          592 Fifth Avenue
                                          10th Floor
                                          New York, New York 10036

                                          Attention: John Rowland
                                          Telephone: (212) 840-1302
                                          Facsimile: (212)382-1881

                                          GENERAL ELECTRIC CAPITAL CORPORATION.
                                              as a Lender

                                          By: /s/ Brian Schwinn
                                              ----------------------------------
                                              Name: Brian Schwinn
                                              Title: Duly Authorized Signatory

                                          Notice Address: GE Corporate Financial
                                                           Services
                                                          201 Merritt 7
                                                          P.O. Box 5201
                                                          Norwalk, CT 06851

                                                          FedEx:
                                                          GE Corporate Financial
                                                           Services
                                                          201 Merritt 7
                                                          Norwalk, CT 06851

                                          Attention: Joice Soendjojo

                                         National City Bank of Michigan/Illinois
                                         ---------------------------------------
                                             as a Lender

                                         By: /s/ Andrew Walshaw
                                             -----------------------------------
                                             Name: Andrew Walshaw
                                             Title: Senior Vice President

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                         Notice Address: 10401 Clayton Road
                                                         St. Louis, MO. 63131

                                                         Attention:

                                                FLEET NATIONAL BANK
                                                    as a Lender (please type)

                                                By: /s/ G. Stolzenthaler
                                                    ----------------------------
                                                    Name: G. STOLZENTHALER
                                                    Title: Managing Director

                                                Notice Address:
                                                100 Federal Street
                                                Mail Stop: MA DE 10009A
                                                Boston, MA 02110

                                                Attention: Ginger Stolzenthaler,
                                                           Managing Director
                                                           Tel: 617-434-3925
                                                           Fax: 617-434-0819

                                                SUMITOMO MITSUI BANKING
                                                CORPORATION.
                                                    as a Lender

                                                By: /s/ Peter R.C. Knight
                                                    ----------------------------
                                                    Name: Peter R.C. Knight
                                                    Title: Joint General Manager

                                                Notice Address:

                                                277 Park Avenue, 6th Flr.
                                                New York, N.Y. 10172
                                                Attention: Eric Seeley
                                                Telephone: (212)224-4171
                                                Facsimile: (212)224-4384

                                                UFJ Bank,
                                                    as a Lender (please type)

                                                By: /s/ Harris Frommer
                                                    ----------------------------
                                                    Name: Harris Frommer
                                                    Title: Vice President

                                                Notice Address:

                                                U.S. Corporate Finance
                                                UFJ Bank
                                                55 East 52nd Street
                                                New York, NY 10055

                                                Attention: Harris Frommer

                                             Citizens Bank of Pennsylvania,
                                                 as a Lender:

                                             By: /s/ Megan L. Soltys
                                                 -------------------------------
                                                 Name: Megan L. Soltys
                                                 Title: Vice President

                                             By:
                                                -------------------------------
                                                 Name:
                                                 Title:

                                             Notice Address: 3025 Chemical Road,
                                                             Suite 300 Plymouth
                                                             Meeting, PA 19462

                                             Attention: Megan L. Soltys

                                                DEUTSCHE BANK TRUST COMPANY
                                                AMERICAS,
                                                    as a Lender (please type)

                                                By: /s/ Carin Keegan
                                                    ----------------------------
                                                    Name: Carin Keegan
                                                    Title: Vice President

                                                Notice Address:

                                                Deutsche Bank
                                                60 Wall Street
                                                MS NYC60-4301
                                                New York, NY 1005
                                                Telephone: 212-250-6083
                                                Facsimile: 212-797-5690
                                                Attention: Carin M. Keegan

                                            FIFTH THIRD BANK (SOUTHERN INDIANA),
                                                as a Lender

                                            By: /s/ Robert M. Sander
                                                --------------------------------
                                                Robert M. Sander
                                                Vice President

                                            Notice Address:
                                            8000 Maryland Ave., Suite 1400
                                            St. Louis, MO 63105
                                            Attention: Bob Sander
                                            Telephone: (314)889-3389
                                            Facsimile: (314)889-3377

                                          Mizuho Corporate Bank, Ltd,
                                              as a Lender

                                          By: /s/ Raymond Ventura
                                              ---------------------------------
                                              Name: Raymond Ventura
                                              Title: Senior Vice President

                                          Notice Address:
                                          1251 Avenue of the Americas
                                          32 Floor
                                          New York, NY 10020

                                          Attention:
                                          Victoria Nektalov  Greg Bothson
                                          212-282-4955 phone  212-282-3583 phone
                                          212-282-4488 fax    212-282-4488 fax

                                        The Norinchukin Bank, New York,
                                            as a Lender

                                        By: /s/  Masanori Shoji
                                            -----------------------------------
                                            Name: Masanori Shoji
                                            Title: Joint General Manager

                                        Notice Address: 245 Park Av. 29th Floor,
                                                        New York, NY, 10167-0104
                                        TEL 212-697-1717
                                        E-MAIL jmorishita@nochubank.or.jp
                                        Attention: Junya Morishita

                                                SOCIETE GENERALE,
                                                    as a Lender

                                                By: /s/  Michael Nitka
                                                    ----------------------------
                                                    Name: Michael Nitka
                                                    Title: Director

                                                Notice Address:

                                                1221 Avenue of the Americas
                                                7th Floor
                                                New York, NY 10020
                                                Attention: Michael Nitka
                                                Telephone: (212) 278-4413
                                                Facsimile: (212)278-4444

                                            BNP Paribas,
                                                as a Lender (please type)

                                            By: /s/ Dennis Zinkand
                                                --------------------------------
                                                Name: Dennis Zinkand
                                                Title: Director

                                            By: /s/ PJ de Filippis
                                                --------------------------------
                                                Name: PJ de Filippis
                                                Title: Managing Director

                                            Notice Address: 787 Seventh Avenue,
                                                            32nd Floor New York,
                                                            NY 10019

                                            Attention: Lisa Bowman
                                                       212-841-3398 (phone)
                                                       212-841-2896 (facsimile)

                                                BANK OF HAWAII,
                                                    as a Lender

                                                By: /s/ John McKenna
                                                    ----------------------------
                                                    Name: John McKenna
                                                    Title: Vice President

                                                Notice Address:

                                                130 Merchant Street
                                                20th Floor
                                                Honolulu, Hawaii 96822
                                                Attention: John McKenna
                                                Telephone: (808) 537-8560
                                                Facsimile: (808) 537-8301

                                            COMMERCE BANK, NATIONAL ASSOCIATION,
                                                as a Lender (please type)

                                            By: /s/ Mary Ann Lemonds
                                                --------------------------------
                                                Name: Mary Ann Lemonds
                                                Title: Vice President

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            Notice Address: 8000 Forsyth Blvd.
                                                            St. Louis, MO 63105

                                            Attention: Mary Ann Lemonds

                                                IKB CAPITAL CORPORATION
                                                    as a Lender

                                                By: /s/ David Snyder
                                                    ----------------------------
                                                    Name: DAVID SNYDER
                                                    Title: PRESIDENT
                                                Notice Address: IKB CAPITAL
                                                                CORPORATION

                                                555 Madison Avenue
                                                24th Floor
                                                New York, NY 10022

                                                Attention: Wolfgang Boeker
                                                Telephone: (212) 485 3620
                                                Facsimile: (212) 583 8820

                                                STONE TOWER CLO LTD,
                                                    as a Lender

                                                By: Stone Tower Debt Advisors
                                                    LLC, as its Collateral
                                                    Manager

                                                /s/ William J. Sheoris
                                                --------------------------------

                                                    Name: William J. Sheoris
                                                          Authorized Signatory

                                                WEBSTER BANK

                                                as a Lender

                                                By: /s/ Juliana B. Dalton
                                                    ----------------------------
                                                    Name: Juliana B. Dalton
                                                    Title: Vice President

                                                Notice Address:

                                                185 Asylum Street - 3rd Floor
                                                Hartford, CT 06103
                                                Attention: Juliana B. Dalton
                                                Telephone: (860) 692-1340
                                                Facsimile: (860)947-1873

                                                Bank Leumi USA
                                                    as a Lender

                                                By: /s/ Joung Hee Hong
                                                    ----------------------------
                                                    Name: Joung Hee Hong
                                                    Title: Vice President

                                                Notice Address:
                                                Bank Leumi USA
                                                562 Fifth Avenue, 9 floor
                                                New York, NY 10036

                                                Attention: Joung Hee Hong,
                                                           Vice President

                                                ERSTE BANK
                                                    as a Lender

                                                By: /s/ Paul Judicke
                                                    ----------------------------
                                                    Name: Paul Judicke
                                                    Title: Director

                                                By: /s/  Bryan Lynch
                                                    ----------------------------
                                                    Name: Bryan Lynch
                                                    Title: First Vice President

                                                Notice Address:
                                                Erste Bank
                                                280 Park Avenue; 32-W
                                                New York, NY 10017
                                                Attention: Paul Judicke